UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 8, 2019

Care.com, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36269	20-5785879
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

77 Fourth Avenue, Fifth Floor Waltham, MA 02451 (Address of principal executive offices) (Zip Code)

(781) 642-5900 (Registrant’s telephone number, include area code)

N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [x]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [x]

Item 2.02. Results of Operations and Financial Condition
On May 9, 2019, Care.com, Inc. (the "Company") issued a press release announcing financial results for the first quarter ended on March 30, 2019. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.
The information set forth under this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Directors; Compensatory Arrangements of Certain Officers
On May 8, 2019, the Board of Directors (the "Board") of the Company elected Clark K. Ervin as a director of the Company, and appointed him as a member of the Company’s Safety and Cybersecurity Committee (the “Safety Committee”). Mr. Ervin has been designated as a Class II director and will serve on the Board until the Company’s 2021 Annual Meeting of Stockholders, or until his successor has been duly elected and qualified.
Mr. Ervin was recommended for election to the Board by the Company’s nominating and corporate governance committee, in accordance with the provisions of its charter.
There are currently no arrangements or understandings between Mr. Ervin and any other person pursuant to which Mr. Ervin was elected as a director. There are currently no transactions in which Mr. Ervin has an interest requiring disclosure under Item 404(a) of Regulation S-K.
On May 8, 2019, in connection with his election to the Board, the Board approved a fiscal 2019 director's fee to Mr. Ervin of $40,000 for his service on the Board, and an additional director’s fee of $5,000 for Mr. Ervin’s service on the Safety Committee, with such amount to be pro-rated from the date of their election until the end of the Company's 2019 fiscal year. If Mr. Ervin elects to receive such compensation in the form of equity in lieu of cash, he will receive an equity grant of equal value in lieu of the cash consideration. The Board also granted Mr. Ervin a restricted stock unit award under the Company's 2014 Incentive Award Plan valued at approximately $105,000.
On May 9, 2019, the Company issued a press release announcing the election of Mr. Ervin to the Board. A copy of the press release is attached hereto as Exhibit 99.2.
Item 7.01. Regulation FD Disclosure
On May 9, 2019, the Company issued a press release announcing enhancements to its caregiver screening procedures. A copy of the press release is attached hereto as Exhibit 99.2.
The information contained in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.
Item 9.01. Financial Statements and Exhibits
(d) The following exhibit relating to Item 2.02 shall be deemed to be furnished and not filed.

Exhibit Number	Exhibit Title or Description

99.1	Press release issued by Care.com, Inc. entitled “Care.com Announces First Quarter 2019 Financial Results” dated May 9, 2019
99.2	Press release issued by Care.com, Inc. entitled "Care.com Enhances its Caregiver Screening with Comprehensive Background Checks and Expands Safety Experience on Board" dated May 9, 2019

This report on Form 8-K contains projections and other forward-looking statements regarding future events. These statements are only predictions and reflect our current beliefs and expectations. Actual events or results may differ materially from those contained in the projections or forward-looking statements. It is routine for internal projections and expectations to change as the quarter and year progress, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change. Although these expectations may change, we will not necessarily inform you if they do nor will we necessarily update the information contained in this report on Form 8-K. Readers are urged to read the reports and documents filed from time to time by the Company with the Securities and Exchange Commission for a discussion of important risk factors that could cause actual results to differ materially from those discussed in the forward-looking statements. Forward-looking statements in this report are made pursuant to the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 9, 2019	By:	/s/ MICHAEL ECHENBERG
Michael Echenberg
Executive Vice President and Chief Financial Officer